UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

September 29, 2026

FIRST REAL ESTATE INVESTMENT TRUST OF NEW JERSEY, INC.

(Exact name of registrant as specified in charter)

Maryland	000-25043	22-1697095
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
505 Main Street, Suite 400, Hackensack, New Jersey		07601
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (201) 488-6400

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	FREVS	OTC Pink Limited Market
Preferred Stock Purchase Rights (1)

(1)	Registered pursuant to Section 12 (b) of the Act pursuant to a form 8-A filed by the registrant on August 3, 2023. Until the Distribution Date (as defined in the registrant’s Stockholder Rights Agreement dated July 31, 2023 and amended as of May 13, 2026) the Preferred Stock Purchase Rights will be transferred with and only with the shares of the registrant’s Common Stock to which the Preferred Stock Purchase Rights are attached.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 – Corporate Governance and Management

Item 5.07 Submission of Matters to a Vote of Security Holders

A special meeting of stockholders (the “Special Meeting”) of First Real Estate Investment Trust of New Jersey, Inc. (the “Trust”) was held on September 29, 2026. The following matters were submitted to the stockholders of the Trust at the Special Meeting for their approval:

Plan of Liquidation Proposal: The stockholders of the Trust approved the Plan of Voluntary Liquidation providing for the winding up and complete liquidation of the Trust, including the sale of all assets of the Trust or the transfer of assets to a liquidating trust, and the dissolution of the Trust. The voting results are set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
5,085,293	6,503	22,260	0

Adjournment Proposal: The stockholders of the Trust approved a proposal to adjourn the Special Meeting, if necessary, to solicit additional votes to approve the Plan of Liquidation. Because there were sufficient votes to approve the Plan of Liquidation, no adjournment of the Special Meeting was determined to be necessary, appropriate or advisable, and accordingly, the Special Meeting was not adjourned and proceeded to conclusion. The voting results are set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
4,871,887	207,213	34,956	0

Section 8 – Other Events

Item 8.01. Other Events

On September 30, 2026, the Trust issued a press release to announce the declaration of an initial liquidating distribution of $3.20 per share, payable on October 29, 2026 to stockholders of record as of October 14, 2026. The press release is included as Exhibit 99.1 to this Form 8-K.

Section 9 – Financial Statements and Exhibits.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

99.1 Registrant’s press release dated September 30, 2026.

The statements in this report, which relate to future earnings or performance, are forward-looking. Actual results may differ materially and be adversely affected by such factors as market and economic conditions, longer than anticipated lease-up periods, the inability of certain tenants to pay rents, changes in the amount and timing of the total liquidating distributions, including as a result of unexpected levels of transaction costs, delayed or terminated closings, liquidation costs or unpaid or additional liabilities and obligations; the resolution of actual and contingent liabilities; the possibility of converting to a liquidating trust and the occurrence of any event, change or other circumstances that could give rise to the termination of the plan of voluntary liquidation. Additional information about these factors is contained in the Company’s filings with the SEC including the Company’s most recently filed reports on Form 10-K and Form 10-Q.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST REAL ESTATE INVESTMENT TRUST OF NEW JERSEY, INC.
(Registrant)

By:	/s/ Robert S. Hekemian, Jr.
Robert S. Hekemian, Jr.
President and Chief Executive Officer

Date: September 30, 2026

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Registrant’s press release dated September 30, 2026.

5